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                                                                    EXHIBIT 11.2

                                  TRACOR, INC.

              COMPUTATION OF UNAUDITED PRO FORMA INCOME PER COMMON
                          AND COMMON EQUIVALENT SHARE

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
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
                                                               (IN THOUSANDS,
                                                              EXCEPT PER SHARE
                                                                  AMOUNTS)
Primary:
  Income before extraordinary item..........................       $38,978
  Interest expense adjustment, net of income taxes..........           348
                                                                   -------
  Adjusted income before extraordinary item.................        39,326
  Extraordinary loss........................................        (8,791)
                                                                   -------
  Adjusted net income.......................................       $30,535
                                                                   =======
  Weighted average common shares outstanding................        19,720
  Weighted average common share equivalents:
     Assumed exercise of warrants...........................         6,099
     Assumed exercise of options............................         1,566
     Assumed purchase of common shares for treasury.........        (2,055)
                                                                   -------
     Net weighted average additional shares issuable........         5,610
                                                                   -------
  Common and common equivalent shares.......................        25,330
                                                                   =======
  Income per common and common equivalent share:
     Income before extraordinary item.......................       $  1.55
     Extraordinary loss.....................................          (.35)
                                                                   -------
     Net income.............................................       $  1.20
                                                                   =======

Fully Diluted:
  Income before extraordinary item..........................       $38,978
  Interest expense adjustment, net of income taxes..........           295
                                                                   -------
  Adjusted income before extraordinary item.................        39,273
  Extraordinary loss........................................        (8,791)
                                                                   -------
  Adjusted net income.......................................       $30,482
                                                                   =======
  Weighted average common shares outstanding................        19,720
  Weighted average common share equivalents:
     Assumed exercise of warrants...........................         6,099
     Assumed exercise of options............................         1,566
     Assumed purchase of common shares for treasury.........        (2,032)
                                                                   -------
     Net weighted average additional shares issuable........         5,633
                                                                   -------
  Common and common equivalent shares.......................        25,353
                                                                   =======
  Income per common and common equivalent share:
     Income before extraordinary item.......................       $  1.55
     Extraordinary loss.....................................          (.35)
                                                                   -------
     Net income.............................................       $  1.20
                                                                   =======
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